                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         L.L. KNICKERBOCKER CO., INC.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                              WILLIAM BLACK, ESQ.
- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

THE L. L. KNICKERBOCKER CO., INC.



                                                                    June 3, 1996



To Our Stockholders:

     On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders to be held Tuesday June 25, 1996 at 10:00 a.m., Pacific time, at the Century City Plaza Hotel Tower (Century Level, Cypress
Room), 2025 Avenue of the Stars, Los Angeles, California 90067. The formal notice and proxy statement for the Annual Meeting are attached to this letter.

     It is important that you sign, date and return your proxy card in the enclosed envelope as soon as possible, even if you currently plan to attend the Annual Meeting. By doing so, you will ensure that your shares are represented and voted at the meeting. If you decide to attend, you can still vote your shares in person, if you wish.

     On behalf of the Board of Directors, I thank you for your cooperation and I look forward to seeing you on June 25th.

                                           Very truly yours,


                                           /s/ LOUIS L. KNICKERBOCKER
                                           --------------------------
                                           Louis L. Knickerbocker
                                           Chairman of the Board

                       THE L. L. KNICKERBOCKER CO., INC.
                                 30055 COMERCIO
                    RANCHO SANTA MARGARITA, CALIFORNIA 92688

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 25, 1996



TO THE STOCKHOLDERS OF THE L. L. KNICKERBOCKER CO., INC.


     Notice is hereby given that the annual meeting of stockholders of the L. L. Knickerbocker Co., Inc. (the "Company") will be held at the Century City Plaza Hotel Tower (Century Level, Cypress Room), 2025 Avenue of the Stars, Los Angeles, California 90067 on Tuesday June 25, 1996 at 10:00 a.m., Pacific time for the following purposes:

     1. ELECTION OF DIRECTORS. To elect by vote of the holders of Common Stock a total of six persons to the Board of Directors to serve until the next annual meeting of stockholders and until their successors are elected and have qualified. The Board of Directors, nominees are:

             Louis L. Knickerbocker    Gerald A. Margolis
             Farrah Fawcett            Anthony Shutts
             William R. Black          Lowell W. Paxson

     2. RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS. To ratify the Board of Directors' selection of Deloitte & Touche LLP as the Company's independent accountants for the fiscal years ended December 31, 1995 and 1996.

     3. OTHER BUSINESS. To consider and act upon such other business as may properly come before the meeting.

          Only stockholders of record at the close of business on May 7, 1996 will be entitled to notice of the annual meeting and to vote at the annual meeting and at any adjournments thereof.

                                BY ORDER OF THE BOARD OF DIRECTORS


                                /s/ PEGGY VICIOSO
                                -----------------
                                Peggy Vicioso
                                Secretary


Dated:  June 3, 1996



WHETHER OR NOT YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. YOU MAY REVOKE YOUR PROXY IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO VOTE YOUR SHARES IN PERSON.

                       THE L. L. KNICKERBOCKER CO., INC.
                                 30055 COMERCIO
                    RANCHO SANTA MARGARITA, CALIFORNIA 92688
                                 (714) 858-3661


                                PROXY STATEMENT


                         ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 25, 1996


                                    GENERAL

          This proxy statement is furnished to stockholders of the L. L. Knickerbocker Co., Inc., a California corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board" or "Board of Directors") for use at the Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific time on Tuesday, June 25, 1996, at the Century City Plaza Hotel Tower (Century Level, Cypress Room), 2025 Avenue of the Stars, Los Angeles, California 90067. and at any adjournments thereof (the "Annual Meeting" or "Meeting").

          Common stockholders of record as of the close of business on May 7, 1996 will be entitled to vote at the Meeting or any adjournments thereof. As of the record date, the Company has outstanding 14,506,257 shares of Common Stock, each entitled to one vote on all matters to be voted upon. This proxy statement, the accompanying form of proxy and the Company's annual report to stockholders for the fiscal year ended December 31, 1995 are being mailed on or about June 3, 1996 to each stockholder entitled to vote at the Meeting.


                        VOTING AND REVOCATION OF PROXIES


VOTING


          If the enclosed proxy is executed and returned in time and not revoked, all shares represented thereby will be voted. Each proxy will be voted in accordance with the stockholder's instructions. If no such instructions are specified, the proxies will be voted FOR the election of each person nominated for election as a director and FOR the ratification of the Board's selection of Deloitte & Touche LLP as the Company's independent accountants for the fiscal years ended December 31, 1995 and 1996.

          Assuming a quorum is present, the affirmative vote of a plurality of the votes cast at the Meeting will be required for the election of directors; the affirmative vote of a majority of the votes cast at the Meeting will be required for the ratification of the Board's selection of Deloitte & Touche LLP as the Company's independent accountants; and the affirmative vote of a majority of the votes cast at the Meeting will be required to act on all other
matters to come before the Annual Meeting.   For purposes of determining the
number of votes cast with respect to any voting matter, only those cast "for" or "against" are included. Abstentions and broker non-votes are counted only for the purposes of determining whether there is a quorum present at the Meeting. With respect to all matters (other than the election of directors), abstentions and broker non-votes will have the effect of reducing the number of affirmative votes required to achieve a majority of the votes cast.

REVOCATION

          A stockholder giving a proxy may revoke it at any time before it is voted by delivery to the Company of a subsequently executed proxy or a written notice of revocation. In addition, returning your completed proxy will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so.

                             ELECTION OF DIRECTORS

          The Company's Amended and Restated By-laws set the number of directors at six. The size of the Company's Board is currently five directors, with one vacancy. On June 30, 1995, Mr. John Galardi resigned from the Board of Directors and all committees. On November 28, 1995 Mr. James Hann resigned from the Board of Directors and all committees. On October 16, 1995 the Board appointed Mr. William R. Black to fill a vacancy on the Board of Directors. One vacancy on the Board of Directors remains unfilled. Directors hold office until the next annual meeting of stockholders and until their successors are elected and have qualified.

          Unless otherwise directed, proxies in the accompanying form will be voted FOR the nominees listed below. If any one or more of the nominees is unable to serve for any reason or withdraws from nomination, proxies will be voted for the substitute nominee or nominees, if any, proposed by the Board of Directors. The Board has no knowledge that any nominee will or may be unable to serve or will or may withdraw from nomination. All of the following nominees except Mr. Lowell W. Paxson are current directors of the Company whose terms end at the 1996 Annual Meeting. Information concerning nominees for director is set forth below.

          THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE BOARD OF DIRECTORS' NOMINEES FOR DIRECTOR TO BE ELECTED BY THE HOLDERS OF COMMON STOCK.

NOMINEES FOR ELECTION BY HOLDERS OF COMMON STOCK

          MR. LOUIS L. KNICKERBOCKER is the founder of the Company and has been Chief Executive Officer, President, and Chairman since its inception. He received an AA degree in 1964 from Santa Monica College with a major in medicine and a minor in economics, then worked from 1965 through 1974 as a salesman and sales supervisor at M. Cooper & Son, purchased and sold several liquor stores, and acquired and sold a total of seven restaurants. Between 1974 and 1985, he acted as a private investor and businessman, investing in real estate and purchasing and selling small businesses. Mr. Knickerbocker and his wife, Tamara, Vice President of the Company, formed the Company as International Beauty Supply in 1985, co-founded LaVie Cosmetics with Michael Elam and comedienne, Phyllis Diller in 1987, co-founded MLF Enterprises, in 1989 with Michael Elam and Farrah Fawcett, formed Knickerbocker Creations, Ltd. in 1990 and began developing the celebrity driven products which are now part of the L.
L. Knickerbocker Co., Inc.  Age: 53.

          MR. ANTHONY P. SHUTTS, CPA was hired as a consultant on April 1, 1993 and became Chief Financial Officer of the Company on June 30, 1993. He is a certified public accountant and holds a masters degree in taxation from the University of Southern California. From 1993 to the present, Mr. Shutts has maintained a private accountancy and financial consulting practice. Prior to his private practice, he worked as Business Manager with Breslauer, Jacobson, Rutman & Sherman from 1992 to 1993 and with Allen, Haight & Schurawel as a Senior Accountant from 1991 to 1992. Mr. Shutts worked with Deloitte & Touche as a Senior Consultant from 1986 to 1991. Currently, Mr. Shutts serves as Chief Financial Officer of the Company approximately 90 hours per month, overseeing the financial records preparation and reporting, and performing the general functions of CFO. Age: 32.

          MS. FARRAH FAWCETT was appointed to the Board of Directors in June 1994. She is a well known celebrity actress and has been the president and a director of Tolivar Productions, Inc., an acting services firm since 1978. Ms. Fawcett has participated in the development and marketing of products with MLF Enterprises (a company she co-owns with Mr. Knickerbocker and Michael Elam) in
1989, and with Knickerbocker Creations, Ltd. in 1991 to 1993.   Age: 49.

          MR. GERALD A. MARGOLIS was appointed to the Board of Directors and elected Secretary of the Company in June 1994. He graduated from U.C.L.A. Law School in 1954 and has been a licensed attorney in private practice and a member of the California State Bar since 1955. Mr. Margolis was a City Council member of the Culver City Counsel from 1962 to 1966. Mr. Margolis has advised the Company on general corporate matters since its inception in 1985. Age: 66.


          MR. WILLIAM R. BLACK was appointed to the Board of Directors in October 1995. He received a BSBA and an MBA from the University of Denver in 1978 and 1981 respectively, and a Juris Doctor from Western State University College of Law in 1987. Mr. Black is a licensed attorney and a member of the California State and Federal Bars. Mr. Black worked as an Area Manager for Deere & Company from 1979 through 1984, Director of Analysis for Management Resource Services Company from 1984 through 1985, and Senior Vice President of Geneva Corporation from 1985 through 1990. He maintains a private law practice and is currently General Counsel of Sunclipse, Inc.; General Counsel and Director of Pyraponic Industries, Inc.; Special Counsel for Amcor, Ltd.; General Counsel, Secretary and Director of Anle Paper Co., Inc.; General Counsel, Secretary and Director of Mann-Craft Container Corporation; Director of Raymark Container, Inc.; Director General of Amcor de Mexico, S.A. de C.V. in Jalisco Mexico; and Director General of Kent H. Landsberg Co. de Mexico, S.A. de C.V. in Baja California Mexico. Age: 43.

          MR. LOWELL W. PAXSON has been the Chairman of the Board and Chief Executive Officer of Paxson Communications Corporations, Inc. since that company's inception in 1991. Mr. Paxson was the President of Home Shopping Network, Inc. from 1985 to 1990. Presently, the Company is involved in a joint venture with Paxson Communications Corporation, Inc. to develop and promote products through the home shopping industry and other marketing venues. Age: 61.


                         FURTHER INFORMATION CONCERNING
                     THE BOARD OF DIRECTORS AND COMMITTEES

          The Board of Directors of the Company directs the management of the business and affairs of the Company as provided by California law, and conducts its business through meetings of the Board and two standing committees:
Compensation and Stock Option. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues. The Company has no nominating or similar committees.

COMMITTEES OF THE BOARD - BOARD MEETINGS

          The Board of Directors of the Company held four meetings in fiscal 1995. Each director attended 75% or more of the aggregate of (i) meetings of the Board held during the period for which he or she served as a director and
(ii) meetings of all committees held during the period for which he or she served on those committees. Average attendance at all such meetings of the Board and committees was approximately 92%.

          The COMPENSATION COMMITTEE is charged with the responsibility of supervising the Company's compensation policies, management awards, reviewing salaries, approving significant changes in salaried employee benefits, and recommending to the Board such other forms of renumeration as it deems appropriate. The Compensation Committee is currently comprised of Mr. Knickerbocker as chairman, and Ms. Fawcett, Mr. Margolis and Mr. Black. The Compensation Committee held one meeting in fiscal 1995.

          The STOCK OPTION COMMITTEE has the principal functions of determining individuals to whom stock options will be granted under the L. L. Knickerbocker 1995 Amended and Restated Stock Option Plan (the "Stock Option Plan"), the terms on which such stock options will be granted, and to administer the Stock Option Plan. The Stock Option Committee is currently comprised of Mr. Knickerbocker as chairman, and Ms. Fawcett, Mr. Margolis and Mr. Black, who are independent non-employee directors and "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). Mr. Black replaced Mr. Galardi who was a member until his resignation in June 1995. The Stock Option Committee held three meetings in fiscal 1995.

            RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS

          The Board of Directors has selected the accounting firm of Deloitte & Touche LLP to audit the Company's financial statements for and otherwise act as the Company's independent accountants with respect to, the fiscal years ended December 31, 1995 and 1996. In accordance with the Board's resolution, its selection of Deloitte & Touche LLP as the Company's independent accountants for fiscal 1995 and 1996 is being presented to the stockholders for ratification at the Annual Meeting. The Company knows of no direct or material indirect financial interest of Deloitte & Touche LLP in the Company or any connection of that firm with the Company in the capacity of promoter, underwriter, voting trustee, officer or employee.

          Members of Deloitte & Touche LLP will be present at the meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

          THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth certain information regarding the shares of Common Stock beneficially owned as of May 7, 1995 by (i) each person known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock as of such date, (ii) each director of the Company and all non-director nominees for director, (iii) the CEO of the Company and the four most highly compensated executive officers of the Company for the fiscal year ended December 31, 1995, and (iv) all directors and executive officers as a group:

                                                  Common Stock           Percent
Name                                         Beneficially Owned (1)   of  Shares (1)
- ----                                         ----------------------   --------------
Louis L. Knickerbocker and Tamara
 Knickerbocker, Husband and Wife as
 Community Property (2)                                   7,489,285        51.6%
Peggy Vicioso (3)                                                 0         N/A
Anthony Shutts (4)                                           25,000          *
Gerald A. Margolis (5)                                       50,000          *
Farrah Fawcett (6)                                          235,000         1.6%
William R. Black (7)                                         50,000          *
Lowell W. Paxson (8)                                         50,000          *

All Directors and Executive Officers
     as a Group (7 persons) (9)                           7,899,285        54.5%

- ----------------------
* The percentage of shares of Common Stock beneficially owned does not exceed one percent of the outstanding shares of Common Stock

(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of common stock which such person has
     the right to acquire within 60 days following May 7, 1996.   For purposes
     of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire within 60 days following May 7, 1996 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) Percentage is based on the 7,139,285 shares currently held of record plus options issued by the Company to Mr. Knickerbocker that enables Mr. Knickerbocker to currently acquire 350,000 shares of the Company's common stock.

(3) Ms. Vicioso was granted options to acquire 151,250 shares of the Company's Common Stock, none of which will have vested within 60 days of May 7, 1996.

(4) Mr. Shutts currently owns options to acquire 25,000 shares of the Company's Common Stock, all of which will have vested within 60 days of May 7, 1996.

(5) Mr. Margolis currently holds options to acquire 50,000 shares of the Company's Common Stock, all of which will have vested within 60 days of May 7, 1996.

(6) Ms. Fawcett currently owns 25,000 shares of Common Stock, 10,000 Stock Purchase Warrants, and options to acquire 400,000 shares of the Company's Common Stock, 200,000 of which will have vested within 60 days of May 7, 1996 and 200,000 of which will not have vested within 60 days following May 7, 1996

(7) Mr. Black currently owns 50,000 shares of Common Stock acquired upon the exercise of options granted to him under the Company's Stock Option Plan.

(8) Mr. Paxson currently holds options to acquire 50,000 shares of the Company's Common Stock, all of which will have vested within 60 days of May 7, 1996.

(9) Beneficial ownership of the Directors and Executive Officers as a group is based on 7,214,285 shares of the Company's Common Stock currently held of record plus options issued by the Company to Directors and Executive Officers to acquire 685,000 shares of the Company's Common Stock which will have vested within 60 days of May 7, 1996.

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission reports of ownership and changes in ownership of Common Stock and other equity securities of the Company on Forms 3, 4 and 5. Based on a review of such forms and written representations of reporting persons, the Company believes that during the fiscal year ended December 31, 1995, its officers and directors and holders of more than 10% of the Company's Common Stock complied with all applicable filing requirements.


                       EXECUTIVE OFFICERS OF THE COMPANY

     Set forth below is certain information regarding each of the current executive officers of the Company. Information about Messrs. Knickerbocker and Shutts is presented in "ELECTION OF DIRECTORS - Nominees for Election by Holders
of Common Stock."   Officers are appointed by and serve at the discretion of the
Board.

Name                        Age              Position
- ----                        ---              --------
Louis L. Knickerbocker      53   Chief Executive Officer, President
                                 and Chairman of the Board
Peggy Vicioso               34   Executive Vice President and
                                 Secretary
Tamara Knickerbocker        32   Vice President
Anthony P. Shutts           32   Chief Financial Officer and Director
- ------------------

     The principal occupations and positions for the past five years, and in certain cases prior years, of the executive officers of the Company who are not also nominees for election as director, are as follows:

     Ms. Peggy Vicioso joined the Company in December of 1993. She assumed the position of Executive Vice President in May 1995. Ms. Vicioso graduated in 1981 from Brooks College in California with an Associate of Arts degree in Merchandising. From 1983 through 1987 Ms. Vicioso served as Operation Manager for Ocean Pacific Images, a licensee of Ocean Pacific Sportswear. From 1987 through 1993 she worked on the senior merchandising team and ultimately served as Vice President of Merchandising for Pacific Outlook Sportswear, the largest licensee of Ocean Pacific Sportswear.

     Ms. Tamara Knickerbocker has been with the Company as Vice President since
its inception.   In 1985 Ms. Knickerbocker helped to form the Company as
International Beauty Supply, and thereafter helped to form LaVie Cosmetics, MLF Enterprises and Knickerbocker Creations, Ltd. Since 1985, she has worked to develop and market products and programs for the home shopping industry. Her focus has mainly been the creation and development of the products, and she has emphasized collectibles. Ms. Knickerbocker is currently managing all aspects of the Marie Osmond Doll Collection program, including product and program development, production, marketing and sales. In addition, she also oversees the other collectible programs, including the collectable bears. She has had primary responsibility for the profitability and diversity of the collectible lines and is currently coordinating expansion in these programs.


                             EXECUTIVE COMPENSATION

  Summary Compensation Table.  The following table sets forth certain
  --------------------------
information concerning annual, long term and other compensation received during the last three fiscal years and to be received by each of the Named Executive Officers for services rendered in all capacities to the Company during the three fiscal years ended December 31, 1995, 1994 and 1993.


                           SUMMARY COMPENSATION TABLE

                                                                                           Long Term
                                                  Annual Compensation                     Compensation
                                        ----------------------------------------------   ---------------
                                                                                            Securities
                                        Fiscal                             All Other        underlying
Name and Principal Position              Year      Salary       Bonus     Compensation      Options(1)
- ---------------------------             ------   ---------    ---------   ------------   ---------------
Louis L. Knickerbocker                   1995     $175,000     $175,000       N/A             500,000
 Chairman, Chief Executive               1994     $175,000       N/A          N/A               N/A
 Officer and President                   1993     $123,000       N/A          N/A               N/A

Peggy Vicioso                            1995     $ 75,000     $ 35,000       N/A             151,250
 Executive Vice President                1994     $ 60,000     $ 13,000       N/A               N/A
 and Secretary                           1993        N/A          N/A         N/A               N/A

Tamara Knickerbocker                     1995     $ 75,000        N/A         N/A               N/A
 Vice President                          1994     $ 50,000        N/A         N/A               N/A
                                         1993     $ 44,500        N/A         N/A               N/A

Anthony Shutts                           1995     $ 63,046        N/A         N/A              50,000
 Chief Financial Officer                 1994     $ 42,500        N/A         N/A               N/A
                                         1993     $ 13,250        N/A         N/A               N/A

- ---------------------------
(1) All share amounts have been retroactively adjusted to give effect to the five for one stock split effective August 1995.

     Table of Option Grants.  The following table sets forth information
     ----------------------
concerning the grant of stock options during the fiscal year ended December 31, 1995 to each of the Named Executive Officers.


                                 OPTION GRANTS
                   IN THE FISCAL YEAR ENDED DECEMBER 31, 1995

                                               Individual Grants(1)(3)
                            ----------------------------------------------------------       Potential Realizable
                                        Percent of                                             Value at Assumed
                                      Total Options                                             Annual Rates of
                                        Granted to                                         Stock Price Appreciation
                                        Employees       Exercise or                             for Option Term
                            Options     in Fiscal        Base Price       Expiration     --------------------------
Name                        Granted    Year 1995(2)    (per share)(3)       Date(4)        5% (5)         10%(5)
- -------------------------   -------   -------------    --------------     ----------     ---------     ------------
Louis L. Knickerbocker      500,000       25.0%             $.75            6/15/05       $610,835       $972,653

Peggy Vicioso               151,250        7.6%             $.75            6/15/05       $184,778       $294,228

Tamara Knickerbocker          N/A          N/A              $.75            6/15/05          N/A            N/A

Anthony Shutts               50,000        2.5%             $.75            6/15/05       $ 61,084       $ 97,265

- ---------------------

(1)  These options were granted pursuant to the Company's Stock Option Plan.
(2) In fiscal 1995, 2,000,000 options were granted pursuant to the Company's Stock Option Plan. This number was used in calculating the percentages in the above table.
(3) All share amounts and exercise prices have been retroactively adjusted to give effect to the five for one stock split effective August 1995.
(4) The Options granted under the Company's Stock Option Plan expire on the tenth anniversary of the date of grant.
(5) The assumed 5% and 10% annual rates of appreciation over the term of the options are set forth in accordance with rules and regulations adopted by the Securities and Exchange Commission and do not represent the Company's estimate of stock price appreciation.

     Aggregate Options Exercised.  There were no options exercised by the Named
     ---------------------------
Executive Officers during the fiscal year ended December 31, 1995.


                             DIRECTOR COMPENSATION

     Directors, other than management directors (Louis L. Knickerbocker and Anthony Shutts) currently receive $500 per Board or Committee meeting attended. Each director, including management directors, is reimbursed for his or he out-of-pocket expenses arising from attendance at meetings of the Board or committees thereof.

     Pursuant to the Company's Stock Option Plan, each non-management director receives 50,000 options at the time of his or her initial appointment to the Board and an additional 10,000 options upon each subsequent election to the Board by the vote of the stockholders.

              EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
                      AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company entered into employment agreements with Louis L. Knickerbocker, its President, on September 27, 1994, and with Ms. Tamara Knickerbocker, its Vice President, on September 27, 1994. The respective terms of the employment agreements are five years each. The agreements are subject to early termination by the Company under certain conditions, including breach of the agreement, fraud by the employee, and/or breach of fiduciary duty owed to the Company by the employee. The Company has the right to extend the terms of the employment agreements for an additional five years each upon written notice to the employees. Under terms of the agreements, each of the employees agrees to devote his or her full time and effort to the business affairs of the Company and to use his or her best efforts to promote the best interests of the Company.

     The Company had previously entered into an employment agreement with Mr. Gary Rulin as Executive Vice President. Mr. Rulin left the Company on May 1, 1995 prior to the granting of any Stock Options granted to employees under the Stock Option Plan and is owed no further compensation for services rendered to the Company.

     Except for the provisions of the Stock Option Plan, there are no compensatory plans or arrangements with respect to any of the Named Executive Officers which are triggered by, or result from, the resignation, retirement or other termination of such executive officer's employment, a change-in-control of the Company or a change in the executive officer's responsibilities following a change-in-control.

      During the first year, the employment agreements called for Louis L. Knickerbocker, President, to receive an annual base salary of $175,000 and for Tamara Knickerbocker, Vice President, to receive an annual base salary of $75,000. Current compensation for Peggy Vicioso, Executive Vice President, is
an annual base salary of $75,000.   In addition, these three officers  are
eligible to receive an annual bonus in an amount to be determined by a compensation committee and ratified by the Board of Directors out of a Management Bonus Fund which is equal to 10% of the pretax profits of the Company and are entitled to receive certain stock options from the Stock Option Plan previously adopted by the Company.


                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     From June 1994 through the present, Louis L. Knickerbocker, who was on the Compensation Committee throughout 1995, has served as President of the Company and also served as Chairman of the Board of Directors and served on the Stock Option Committee. Mr. Knickerbocker received no compensation from the Company for services rendered as Chairman of the Board of Directors or on the Compensation or Stock Option Committees.


            REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES
                           ON EXECUTIVE COMPENSATION

     INTRODUCTION. The Compensation Committee of the Board of Directors in 1995 was comprised of Louis L. Knickerbocker, Gerald A. Margolis, Farrah Fawcett and William R. Black. The Company's Stock Option Plan is administered by the Stock Option Committee, which was comprised in 1995 Louis L. Knickerbocker, Gerald A. Margolis, Farrah Fawcett and William R. Black.

     COMPENSATION OBJECTIVES AND POLICIES. The principle objectives of the Company's executive compensation are to: (i) support the achievement of desired Company performance, (ii) align the executive officers' interests with the success of the Company and with the interests of the Company's stockholders and
(iii) provide compensation that will attract and retain superior talent and reward performance. These objectives are principally achieved through compensation in the form of annual base salaries, bonuses and equity investment opportunities.

     The Company entered into employment agreement with certain of its key employees including Louis L. Knickerbocker, Gary Rulin and Tamara Knickerbocker in September, 1994 . These agreements are described in section "Employment Contracts and Termination of Employment and Change-in-Control Arrangements". On May 1, 1995, Gary Rulin resigned as Executive Vice President and left the Company for other employment.

     Executive officers generally receive salary increases at the time of their respective employment anniversaries as approved by the Compensation Committee, taking into consideration the recommendations of the Company's Chairman and the Company's Chief Executive Officer. In 1995, executive officer salary increases ranged from zero% to 50%. In deciding to provide these salary increases to the executive officers, the Compensation Committee took into account the expectation that bonuses would be payable under the Company's Executive Bonus Plan (the "Bonus Plan") for 1995. Based on the Company's performance, the Bonus Plan was expected to represent a significant portion of the total compensation for the executive officers in 1995 as compared to 1994.

     The Compensation Committee believes that overall 1995 executive compensation levels adequately reflected (i) each executive's business results and performance in his or her area of responsibility, (ii) each executive's contribution to the overall management team and (iii) each executive's expected future contributions to the Company.

     Bonus awards granted under the Bonus Plan were predicated on the actual financial performance of the Company at the end of the Company's fiscal year. The bonuses awarded were derived from a bonus pool set at 10% of pretax profits for the Company. The bonus for each participant is set by the Compensation Committee based upon the Committee's determination of the contribution of the individual. In establishing the bonuses, the Committee determined that it was important that the bonus payment structure be designed to reward executive officers for high levels of performance by the Company, weighted so that superior performance (viewed against the performance then expected in accordance with management's internal projections for 1995 performance as approved by the Board of Directors) would result in substantially higher bonuses than would result from merely acceptable performance.

     The Board of Directors believes that executive officers who are in a position to make a substantial contribution to the long-term success of the Company and to build stockholder value should have a significant stake in the Company's on-going success. To this end, the Company's compensation objectives have been designed to be achieved through significant stock ownership in the Company by executive officers in additional to base salary and bonus payments.

     The purpose of the Stock Plan is to provide an additional incentive to employees and independent contractors to work to maximize stockholder value and to facilitate broadening and increasing stock ownership by executives, employees and other key persons. In 1995, options to purchase an aggregate of 2,000,000 shares were granted, with 701,250 of those being granted to the Named Executive Officers. The Stock Option Committee believes that these stock option grants were appropriate in light of the policy of the Board of Directors that significant equity ownership by executive officers is an important contributor to aligning the interests of executive officers with those of the stockholders of the Company. The number of options awarded to individual officers were set based on the Stock Option Committee's perception, partly in light of recommendations by the Company's Chairman and Chief Executive Officer, as to each officer's ability to affect the Company's overall future performance.

     The Stock Option Committee believes that these options have provided significant incentives for executives to increase the value of the Company for the benefit of all stockholders and have offered executives significant opportunities to profit personally from their efforts to increase that value.

     The Compensation Committee and the Stock Option Committee have considered the impact of Section 162(m) of the Internal Revenue Code on their executive compensation decisions. Section 162(m) generally disallows a federal income tax deduction to any publicly-held corporation for compensation paid to the chief executive officer and the four other most highly compensated executive officers to the extent that such compensation in a taxable year exceeds $1 million.
Section 162(m), however, does not disallow a deduction for qualified "performance-based compensation" the material terms of which are disclosed to and approved by stockholders. The Company's Bonus Plan as in effect in 1995 does not qualify as performance-based compensation for the purposes of Section 162(m). During 1995, the

Compensation Committee believed it unlikely that any executive officer of the Company would receive in excess of $1 million in compensation, and the Compensation Committee believes that it unlikely that any executive officer will receive in excess of that amount in 1996. As a result, the Compensation Committee has not taken any steps to qualify the bonus plan as performance based compensation, although it anticipates that the Company would do so before any executive receives salary, bonus and other non-performance based compensation in excess of $1 million.

     COMPENSATION OF CHIEF EXECUTIVE OFFICER. Louis L. Knickerbocker's compensation during 1995 as President and Chief Executive Officer was reviewed in connection with the Compensation Committee's overall review of executive officer compensation. As provided above, Mr. Knickerbocker has entered into an employment agreement with the Company (See "--Employment Contracts and Termination of Employment and Change-in Control Arrangements"). Mr. Knickerbocker also received a bonus under the Bonus Plan. As was the case with the increases in salary approved for the other executive officers, the Compensation Committee believed that his and the Company's performance since his last compensation review and the bonus for 1995 justified a modest increase in his base salary. In June 1995, as part of the general grant referred to above, the Stock Option Committee awarded Mr. Knickerbocker options to acquire 500,000 shares of the Company's Common Stock. The Stock Option Committee believed that this number of options was appropriate in light of the importance of Mr. Knickerbocker's position to the Company and his level of stock ownership. The Compensation Committee also continues to believe that Mr. Knickerbocker's participation in the Bonus Plan in conjunction with his stock ownership and employee stock options have provided substantial incentives for him to create stockholder value.


          COMPENSATION COMMITTEE    STOCK OPTION COMMITTEE
          ----------------------    ----------------------
          Louis L. Knickerbocker    Louis L. Knickerbocker
          Gerald A. Margolis        Gerald A. Margolis
          Farrah Fawcett            Farrah Fawcett
          William R. Black          William R. Black
          Jim Hann*                 John Galardi*

     The Board Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act and shall not otherwise be deemed filed under such Acts.

     *Resigned from the Board of Directors and all committees thereof during 1995.


                                 ANNUAL REPORT

     The Company's Annual Report for the fiscal year ended December 31, 1995 (the "1995 Annual Report") is included with the mailing of this Proxy Statement. The 1995 Annual Report contains financial statements of the Company and a report thereon of Deloitte & Touche LLP, independent accountants.


                               PROXY SOLICITATION

     The cost of soliciting proxies will be paid by the Company. American Securities Transfer, Inc. has been retained to solicit proxies by mail. The Company has also arranged for reimbursement, at the rate suggested by NASDAQ, of brokerage houses, nominees, custodians and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record. Proxies may also be solicited by directors, officers and employees of the Company, but such persons will not be specially compensated for such services.

                           PROPOSALS OF STOCKHOLDERS

     Under certain circumstances, stockholders are entitled to present proposals at stockholder meetings. Any such proposals to be included in the Proxy Statement for the Company's 1997 Annual Meeting of Stockholders must be received by the Company no later than December 4, 1996 in a form that complies with applicable regulations. Proposals should be directed to the Secretary of the Company.


                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the" Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N. W., Washington, DC 20549 and at the Sec's Regional Offices located at 7 World Trade Center (13th Floor), New York, New York 10048 and Suite 1400 Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such materials can be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N. W., Washington, DC 20549 at prescribed rates. In addition, such material may also be inspected and copied at the offices of the National Association of Securities Dealers, Inc. 1735 K Street, N. W., Washington, DC 20006-1506.


                                 OTHER MATTERS

     The Board knows of no matters other than those listed in the attached Notice of Annual Meeting which are likely to be brought before the Meeting. However, if any other matter properly comes before the Meeting, the persons named on the enclosed proxy card will vote the proxy in accordance with their best judgment on such matter.


                              BY ORDER OF THE BOARD OF DIRECTORS

                              /s/ PEGGY VICIOSO
                              -----------------
                              Peggy Vicioso
                              Secretary

June 3, 1996

LOGO

                       THE L. L. KNICKERBOCKER CO., INC.

  The undersigned stockholder of the L. L. Knickerbocker Co., Inc. hereby appoints LOUIS L. KNICKERBOCKER, PEGGY VICIOSO and ANTHONY P. SHUTTS, or any of them, Proxies of the undersigned, each with full power to act without the other and with the power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the L. L. Knickerbocker Co., Inc., to be held at the Century City Plaza Hotel Tower, 2025 Avenue of the Stars, Los Angeles, California 90067 on Tuesday, June 25, 1996 at 10:00 a.m. Pacific time, and at any adjournments thereof, and to vote all shares of stock of the Company standing in the name of the undersigned with all the powers the undersigned would possess if personally present, in accordance with the instructions below and on the reverse hereof, and in their discretion upon such other business as may properly come before the meeting or any adjournments thereof.

  THIS PROXY WILL BE VOTED ON THE REVERSE HEREOF, AND WILL BE VOTED IN FAVOR OF PROPOSALS 1, 2 AND 3, IF NO INSTRUCTIONS ARE INDICATED.

IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE

- --------------------------------------------------------------------------------
COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE

- --------------------------------------------------------------------------------
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.
YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.

                               -----------------
                                     Common

1.ELECTION OF DIRECTORS
                  [_]FOR all nominees    [_]WITHHOLD AUTHORITY to vote for all
                     listed (except as      nominees listed
                     marked to the
                     contrary)

Nominees: Louis L. Knickerbocker, Anthony P. Shutts, Farrah Fawcett, Gerald A. Margolis, William R. Black, Lowell W. Paxson
                                    (Continued and to be signed on reverse side)

P R O X Y

LOGO

2. Ratification of the appointment of Deloitte & Touche LLP as the independent accountants of the Company.

                        [_] FOR [_] AGAINST [_] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
                        [_] FOR [_] AGAINST [_] ABSTAIN

I PLAN TO ATTEND THE MEETING[_]
                          COMMENTS/ADDRESS CHANGE Please mark this
                          box if you have written comments/address
                          change on the reverse
                          side.                [_]


                                       The undersigned hereby acknowledges
                                       receipt of the Notice of Annual Meeting
                                       of Stockholders to be held June 25,
                                       1996 and the Proxy Statement furnished
                                       herewith.

                                       Signature(s)                Date
                                       Please sign exactly as your name
                                       appears hereon. When signing as
                                       attorney, executor, administrator,
                                       trustee or guardian, give full title as
                                       such. If more than one name appears
                                       hereon, all parties should sign.